    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           MIKOHN GAMING CORPORATION
             (Exact name of Registrant as specified in its charter)

            NEVADA                                     88-0218876
 (State or other jurisdiction                       (I.R.S. Employer
              of                                  Identification No.)
incorporation or organization)

                            1045 PALMS AIRPORT DRIVE
                            LAS VEGAS, NV 89193-8686
                                 (702) 896-3890
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CHARLES H. MCCREA, JR.
                           MIKOHN GAMING CORPORATION
                            1045 Palms Airport Drive
                            Las Vegas, NV 89193-8686
                                 (702) 896-3890
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

                      H. Wayne Taylor
              Mitchell Silberberg & Knupp LLP
                11377 West Olympic Boulevard
             Los Angeles, California 90064-1683

                           --------------------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
      PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF             AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
COMMON STOCK, PAR VALUE $0.10 PER
        SHARE (3).................        989,273               $7.32            $7,241,478.36          $1,911.75

(1) The number of shares of common stock to be issued upon exercise of outstanding options and warrants was calculated based on the number presently provided for. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon such exercise as a result of the antidilution provisions thereof.

(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices of Mikohn's common stock on the Nasdaq National Market on August 14, 2000 in accordance with Rule 457(c) under the Securities Act of 1933.

(3) Common Stock includes associated rights (the "Rights") to purchase shares of the Company's Series A Junior Participating Preferred Stock, par value $.10 per share. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Common Stock, and will be transferred along with and only with the Common Stock.
                           --------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED AUGUST 21, 2000.
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 989,273 SHARES

                           MIKOHN GAMING CORPORATION

                                  COMMON STOCK

                               ------------------

    This prospectus relates to the public offering, which is not being underwritten, of 989,273 shares of our common stock by the shareholder and holders of options and warrants listed below. The prices at which these holders may sell their shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares. All references in this prospectus to our common stock include the associated rights to purchase in certain circumstances shares of our Series A Junior Participating Preferred Stock, par value $.10 per share.

    Our common stock is quoted on the Nasdaq National Market under the symbol "MIKN." On August 14, 2000 the average of the high and low prices for our common stock was $7.32 per share.

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is            , 2000.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED IN JURISDICTIONS WHERE IT IS LEGAL TO SELL OUR COMMON STOCK. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "MIKOHN," "COMPANY," "WE," "US," AND "OUR" REFER TO MIKOHN GAMING CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES.

                                  RISK FACTORS

    You should read about the following risks before you decide to purchase shares of our common stock. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

RISKS RELATING TO US

    WE ARE HIGHLY LEVERAGED; INABILITY TO SERVICE OUR DEBT COULD HARM OUR OPERATIONS.

    We are highly leveraged. As of March 31, 2000, we had $87.2 million of debt and $51.7 million of stockholders' equity. We may incur additional debt from time to time to finance acquisitions and capital expenditures, to provide working capital or for other purposes.

    The amount of our debt is important because:

    - a significant portion of our cash flow from operations must be dedicated to debt service and will not be available for other purposes;

    - our future ability to borrow may be limited;

    - our relatively high debt could limit our flexibility in reacting to changes in the gaming industry, limit our ability to withstand competitive pressures or take advantage of business opportunities and make us more vulnerable to adverse economic conditions; and

    - we may be more highly leveraged than competitors, which could place us at a competitive disadvantage.

    Inability to service our debt or obtain additional financing as needed would have a material adverse effect on us and the valuation of the Shares.

    Our ability to meet our debt service obligations and reduce total debt are dependent upon future performance, which will be subject to general economic, regulatory, business and other factors beyond our control. There is no guarantee that our cash flow and resources will be sufficient to pay our debt in the future. While we believe that cash flow from operations will be adequate, a significant decrease in operating cash flows resulting from general economic conditions, competition or other uncertainties beyond our control likely would increase our need for other sources of liquidity.

RISKS OF OUR BUSINESS

    OUR GAMING PRODUCTS' SUCCESS DEPENDS UPON MANY FACTORS WHICH ARE BEYOND OUR CONTROL.

    We place our gaming products in casinos under various arrangements, which often include leases that typically run for a three year term. Most table game agreements are subject to cancellation by the operator on 30-days notice with no significant penalty, making it easy to replace these gaming products in response to competitive pressure, changes in economic conditions, obsolescence or declining popularity. We strive to maintain and expand the number of installed gaming products by enhancing existing products, introducing new products and other features, and providing superior customer service, but there is no guarantee that we will succeed.

    We currently are developing new gaming products. This involves significant risks, including:

    - whether we can obtain all required regulatory approvals;

    - the economic terms on which casinos will accept these products, if at all, and their popularity with gaming patrons; and

    - whether these products can maintain their popularity over the long term.

    If we are not successful in introducing new products, our business may suffer.

    Our relatively new practice of creating recurring revenue from gaming products by placing them in casinos under license, lease and structured participation arrangements involves a departure from the traditional casino practice of purchasing and owning their own gaming equipment. We may have difficulties developing the market for our gaming products if casinos resist arrangements that generate recurring revenues for gaming product suppliers. Also, competition is very intense in the market for products that produce recurring revenues.

ALTHOUGH INTELLECTUAL PROPERTY RIGHTS ARE IMPORTANT TO OUR BUSINESS, WE MAY NOT BE ABLE TO OBTAIN THEM, AND WE MAY INCUR SIGNIFICANT EXPENSES AND LOSSES IN CONNECTION WITH THEM.

    We file trademark and patent applications to protect intellectual property rights in many of our trademarks, gaming products and improvements to these products. The U.S. Patent and Trademark Office has not acted upon all of these applications. There is no guarantee that pending patent or trademark applications will be granted. Also, our intellectual property rights may be infringed by others from time to time, or third parties may allege that we have infringed their intellectual property rights, resulting in significant litigation expenses and material adverse effects upon our business. It is possible that our competitors will produce gaming products similar to ours without violating any of our legal rights. Nevertheless, we intend to aggressively promote our trademarks to build goodwill, and to develop improvements to our products that may be subject to legal protection. There is no guarantee that we will succeed in these efforts, or that any such improvements will qualify for legal protection or produce a competitive advantage for us.

SALES TO NON-TRADITIONAL GAMING MARKETS DEPEND UPON FACTORS BEYOND OUR CONTROL.

    Continued growth of markets for our products outside of developed gaming jurisdictions such as Nevada, Mississippi and Atlantic City is contingent upon the public's acceptance of gaming and on obtaining new regulatory approvals. We cannot predict which new jurisdictions or markets, if any, will approve our gaming products, the timing of any approvals or our success in any new markets which do open.

OUR SIGNAGE BUSINESS DEPENDS, IN PART, ON NEW CASINO CONSTRUCTION AND RENOVATION WHICH MIGHT NOT OCCUR.

    A significant portion of our signage business is dependent upon the construction of new casinos and the renovation of existing ones. These projects are affected by numerous matters beyond our control, including:

    - general economic conditions;

    - local conditions in key gaming markets;

    - the growth and number of legalized gaming jurisdictions;

    - changes or proposed changes in the tax laws;

    - legal and regulatory issues affecting the development, operation and licensing of casinos;

    - the availability and cost of capital to construct, expand or renovate new and existing casinos;

    - competitive conditions in the gaming industry and in specific gaming markets; and

    - the relative popularity of entertainment alternatives to casino gaming that compete for the leisure dollar.

    These factors significantly impact the demand for casino signage and could materially affect revenues from our interior signage business and the operating margins we realize on these sales.

WE SELL OUR PRODUCTS IN HIGHLY COMPETITIVE MARKETS.

    The markets for our products are highly competitive. We compete with a number of developers, manufacturers and distributors of similar products. Our future performance may be affected by numerous factors beyond our control, such as:

    - the relative popularity of our existing products and our ability to develop and introduce appealing new products;

    - our ability to maintain existing regulatory approvals and to obtain further approvals as needed; and

    - our ability to protect existing intellectual property rights and to adequately secure and protect rights for new products.

OUR FOREIGN OPERATIONS INVOLVE RISKS BEYOND OUR CONTROL.

    Our business in foreign markets subjects us to various risks. These include fluctuations in foreign currency exchange rates and controls, expropriation, nationalization and economic, tax and regulatory policies of local governments as well as the laws and policies of the federal government affecting foreign trade and investment.

OUR SUCCESS DEPENDS SIGNIFICANTLY ON KEY PERSONNEL.

    Our success is significantly dependent upon the continued services of a relatively small group of managerial and technical personnel. The loss of such personnel, or inability to attract or retain key employees in the future, could have an adverse effect on our business.

GAMING AUTHORITIES REGULATE US STRICTLY, INCLUDING LIMITING OWNERSHIP OF OUR SECURITIES.

    Manufacture and distribution of gaming products and conduct of gaming operations are regulated extensively by various domestic and foreign gaming authorities. Although the laws of different jurisdictions vary in their technical requirements and are amended from time to time, virtually all jurisdictions where we operate require licenses, permits and other approvals, as well as documentation of qualifications, including evidence of integrity of the officers, directors, major stockholders and key personnel. Along with our key personnel, we have obtained or applied for all authorization necessary in the jurisdictions in which we currently do business. Although we never have been rejected or had an authorization revoked, there is no guarantee that such authorizations will be granted or renewed in the future or that we will obtain all authorization necessary to operate in emerging markets.

    At their discretion, gaming authorities may require a holder of our securities to file an application and be found suitable to own such securities, which may involve a substantial investigation of the holder. Absent unusual circumstances, and assuming passive investment intent, gaming authorities impose such application requirements only on persons who own more than specified percentages of voting securities. That percentage typically is 10% to 15% of any class of voting securities. The applicant generally must pay all costs of the investigation. If a gaming authority determines that a holder of a licensed gaming company's securities is unsuitable to either own such securities or have any other relationship with the company, the company can be sanctioned. This may include the loss if its licenses, if without the prior approval of the gaming authorities it recognizes any voting right by the unsuitable person or pays the unsuitable person any remuneration, dividend, interest or other distribution.

NEW OR INCREASED GAMING TAXES MAY BE IMPOSED FROM TIME TO TIME.

    Casinos and other gaming operators typically are subject to significant gaming taxes and fees in addition to corporate income taxes, and such taxes and fees are subject to increase at any time. Moreover, when we place gaming machines and table games at casinos under lease, license and structured participation arrangements, we realize recurring revenue based upon a percentage of the net revenues that these games produce. Any material increase in gaming taxes or fees has a corresponding effect on our revenues, results of operations and financial condition.

    From time to time, certain legislators have sought to impose a federal tax on gross gaming revenues. We are not aware that any specific proposal for such a federal tax is now pending; however, no assurance can be given that such a tax will not be imposed in the future.

                                  THE COMPANY

    The address of our headquarters office is P. O. Box 98686, Las Vegas, Nevada 89193-8686 and our telephone number is (702) 896-3890.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and from the SEC's web site at http://www.sec.gov.

    We have filed a registration statement to register with the SEC the shares of common stock offered by this prospectus (the "Shares"). This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement and its exhibits. The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the full text of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. We incorporate by reference the documents listed below.

    (1) Our Annual Report on Form 10-K for the year ended December 31, 1999;

    (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

    (3) Our Current Report on Form 8-K filed on June 16, 2000;

    (4) The description of our common stock contained in our registration statement on Form 8-A filed on November 2, 1993, and any amendment or report filed for the purpose of updating such description;

    (5) The description of our rights to acquire preferred stock contained in our registration statement on Form 8-A filed on August 2, 2000, including any amendment or report filed for the purpose of updating such description; and

    (6) All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

    You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

           Mikohn Gaming Corporation
           Attn: Corporate Secretary
           P. O. Box 98686
           Las Vegas, NV 89193-8686
           (702) 896-3890

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements subject to the "safe harbor" legislation appearing at Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements.

    All forward-looking statements, although made in good faith, are subject to the uncertainties inherent in predicting the future. Factors such as competition, customer dissatisfaction, failure to gain new product acceptance, our high leverage and accompanying debt service obligations, onerous taxation and other adverse government action, unusual risks attending foreign transactions and general deterioration in economic conditions may cause results to differ materially from any that are projected.

    Forward-looking statements speak only as of the date they are made. Readers are warned that we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, and are urged to review and consider disclosures made by us that discuss factors germane to our business. See particularly the risks appearing under "Risk Factors" or elsewhere in this prospectus and our reports on Forms 10-K, 10-Q and 8-K filed from time to time with the Securities and Exchange Commission.

                                USE OF PROCEEDS

    All of the shares of common stock covered by this prospectus will be sold by our shareholders. We will not receive any proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS

    We are registering a total of 989,273 Shares on behalf of certain holders of shares of our common stock and of options and warrants to acquire shares of our common stock. The selling shareholders named below or pledgees, donees, transferees or other successors-in-interest selling Shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the Shares from time to time.

    The following table sets forth information, as of August 21, 2000 with respect to the Selling Shareholders and the respective numbers of shares beneficially owned by each Selling Shareholder that may be offered pursuant to this Prospectus. This information has been obtained from the Selling Shareholders. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted below. Because the Selling Shareholders may offer all, some portion or none of their shares pursuant to this Prospectus, we can give no estimate as to the number of shares that will be held upon termination of any such sales. The Selling Shareholders are making no representation that any shares covered by this prospectus will be offered for sale, and they reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

                                                               NUMBER OF SHARES     NUMBER OF SHARES
NAME OF SELLING SHAREHOLDER                                   BENEFICIALLY OWNED   REGISTERED FOR SALE
---------------------------                                   ------------------   -------------------
Nevada Video, Inc. d/b/a P & M Coin.........................          20,940(1)            20,940
Dale Frey...................................................          50,000(2)            50,000
Hasbro, Inc. and Hasbro International, Inc..................         375,000(3)           750,000
                                                                     -------
Harrah's Operating Company, Inc.............................         133,333              133,333
Ripley Entertainment, Inc...................................               0               35,000(4)

(1) Includes 20,940 shares issuable within 60 days of the date of this prospectus upon exercise of two options to purchase an aggregate of 20,940 shares.

(2) Includes 50,000 shares issuable within 60 days of the date of this prospectus upon exercise of an option to purchase an aggregate of 50,000 shares.

(3) Includes 375,000 shares issuable within 60 days of the date of this prospectus upon exercise of warrants to purchase an aggregate of 750,000 shares.

(4) Includes 35,000 shares issuable no earlier than August 1, 2001 upon exercise of warrants to purchase an aggregate of 35,000 shares.

    All of the Selling Shareholders have or had agreements with us regarding licensing intellectual property to us which we use to develop and manufacture machine and table games for sale and lease to casinos. The Selling Shareholders have acquired or will acquire the Shares that they may decide to sell and that are covered by this prospectus through these various agreements, in partial payment for the licensed intellectual property. No officer, director or key employee of Mikohn or any of our predecessors has or, within the past three years, had any material relationship with any of these Selling Shareholders apart from our corporate relationship with them.

    Information concerning the Selling Shareholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the number of shares issuable on exercise of options and warrants is subject to adjustment in certain circumstances. Accordingly, the aggregate number of shares issuable upon exercise thereof may increase or decrease. This prospectus covers any additional shares that may become issuable under any such circumstances, as well as any additional shares that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

    The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may or may not effect such transactions by selling Shares to or through broker-dealers. Shares may be sold by one or more of, or a combination of, the following:

    - a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

    - an exchange distribution in accordance with the rules of such exchange,

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers,

    - through the writing of options, and

    - privately negotiated transactions.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or another applicable exemption under the Securities Act may be sold under Rule 144 or such exemption rather than pursuant to this prospectus.

    To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

    The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the Shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders also may sell shares short and deliver the Shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The broker-dealer may then resell or otherwise transfer such Shares pursuant to this prospectus. The Selling Shareholders also may loan the shares to a broker-dealer or pledge the Shares. The broker-dealer may sell the Shares so loaned, or upon a default the lender may sell the pledged Shares pursuant to this prospectus.

    Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the Shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and may be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

    The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders, and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

    We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

    - the name of each such Selling Shareholder and of the participating broker-dealer(s),

    - the number of shares involved,

    - the price at which such shares were sold,

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

    - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

    - other facts material to the transaction.

In addition, upon being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

    We will bear all costs, expenses, and fees in connection with the registration of the Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable, to the sales of the Shares. We will indemnify Hasbro, Inc., Hasbro International, Inc., Harrah's Operating
Company, Inc., and Ripley's Entertainment, Inc. against certain civil liabilities, including certain liabilities under the Securities Act.
Hasbro, Inc., Hasbro International, Inc., Harrah's Operating Company, Inc., and Ripley's Entertainment, Inc. will indemnify us against certain civil liabilities, including certain liabilities under the Securities Act. Also, the Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Charles H. McCrea, Sr., Las Vegas, Nevada. Mr. McCrea, Sr., is an attorney retained by Mikohn to handle certain corporate legal matters. He is the father of the company's executive vice president and general counsel, Charles H. McCrea, Jr. In 1997 the board of directors granted him a ten year, non qualified stock option to purchase 3,000 shares of common stock at an exercise price of $5.6875 per share, exercisable 20% per year, cumulatively, commencing 10/29/98. He owns no shares of the company's common stock and has not exercised any of these options.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 989,273 SHARES

                           MIKOHN GAMING CORPORATION

                            ------------------------

                                  COMMON STOCK

                                   PROSPECTUS

                                        , 2000

TABLE OF CONTENTS

                                                                  PAGE
Risk Factors................................................         2
The Company.................................................         5
Where You Can Find More Information.........................         6
Special Note Regarding Forward-Looking Statements...........         7
Use of Proceeds.............................................         7
Selling Shareholders........................................         7
Plan of Distribution........................................         9
Legal Matters...............................................        11
Experts.....................................................        11

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses relating to the registration of common shares will be borne by us. All amounts except SEC fees are estimates.


SEC registration fee........................................  $ 1,912
Accounting fees and expenses................................   11,000
Legal fees and expenses.....................................   20,000
Printing expenses...........................................    6,500
Miscellaneous...............................................    5,000
                                                              -------
Total.......................................................  $44,412

    The Selling Shareholders will pay any sales commissions or underwriting discounts and fees and expenses of their counsel incurred in connection with the sale of shares registered hereunder.

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection 1 of Section 78.751 of the Nevada General Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

    Subsection 2 of Section 78.751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification, unless ordered by the court or for the advancement of certain expenses, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

    Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 78.751.

    The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.751 of the Nevada Law. The Bylaws provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Registrant.

    The Registrant has entered into indemnification agreements with certain of its directors and officers that require the Registrant to indemnify such director and officers to the fullest extent permitted by applicable provisions of Nevada law, subject to amounts paid by insurance.

    Each of the Registrant's stock option plans requires the Registrant to indemnify its directors against liabilities which may be incurred in connection with the administration of the stock option plans, other than liabilities that result from the negligence, bad faith, willful misconduct or criminal acts of such directors.

ITEM 16 EXHIBITS.

    4.1 Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 33-69076).

    4.2 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Registrant, incorporated by reference to Exhibit A of Exhibit 3 to the Company's Registration Statement on Form 8-A filed August 2, 2000.

    4.3 Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 33-69076).

    4.4 Rights Agreement dated June 14, 1999 between the Registrant and U.S. Stock Transfer Corporation, incorporated by reference to Exhibit 3 to the Registration Statement on Form 8-A filed by the Registrant on August 2, 2000

    5.1 Opinion of Charles H. McCrea, Sr., Esq.

    23.1 Consent of Deloitte & Touche LLP, independent auditors.

    23.2 Consent of Charles H. McCrea, Sr., Esq. (included in Exhibit 5.1).

    24.1 Power of Attorney (included on signature page).

ITEM 17 UNDERTAKINGS.

A.  Undertaking for Rule 415 Offerings

       The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

    The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in Respect of Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 21 day of August, 2000.

                                                       Mikohn Gaming Corporation

                                                       By:            /s/ DAVID J. THOMPSON
                                                            -----------------------------------------
                                                                        David J. Thompson
                                                              President and Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Thompson and Charles H. McCrea, Jr., and each of them, as their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause or to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                   TITLE                      DATE
                   ---------                                   -----                      ----
                                                  Chairman of the Board,
             /s/ DAVID J. THOMPSON                  President, Chief Executive
     --------------------------------------         Officer and Director            August 21, 2000
               David J. Thompson                    (Principal Executive Officer)

              /s/ DENNIS A. GARCIA                Executive Vice President--
     --------------------------------------         Proprietary Games and           August 21, 2000
                Dennis A. Garcia                    Director

                                                  Executive Vice President and
               /s/ DON W. STEVENS                   Treasurer (Principal
     --------------------------------------         Financial and Accounting        August 21, 2000
                 Don W. Stevens                     Officer)

             /s/ BRUCE E. PETERSON
     --------------------------------------       Director                          August 21, 2000
               Bruce E. Peterson

             /s/ TERRANCE W. OLIVER
     --------------------------------------       Director                          August 21, 2000
               Terrance W. Oliver

              /s/ JOHN K. CAMPBELL
     --------------------------------------       Director                          August 21, 2000
                John K. Campbell

               /s/ JAMES E. MEYER
     --------------------------------------       Director                          August 21, 2000
                 James E. Meyer

            /s/ DOUGLAS M. TODOROFF
     --------------------------------------       Director                          August 21, 2000
              Douglas M. Todoroff

                               INDEX TO EXHIBITS

       EXHIBIT                                                                        SEQUENTIALLY
       NUMBER                                   DESCRIPTION                           NUMBERED PAGE
---------------------                           -----------                           -------------
 4.1                    Amended and Restated Articles of Incorporation of the
                        Registrant (incorporated by reference to Exhibit 3.1 to
                        Amendment No. 1 to the Registrant's Registration Statement
                        on Form S-1 (No. 33-69076)).

 4.2                    Certificate of Designation, Preferences, and Rights of
                        Series A Junior Participating Preferred Stock of the
                        Registrant, incorporated by reference to Exhibit A of
                        Exhibit 3 to the Company's Registration Statement on Form
                        8-A filed August 2, 2000.

 4.3                    Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the
                        Registrant's Registration Statement on Form S-1 (No.
                        33-69076)).

 4.4                    Rights Agreement dated June 14, 1999 between the Registrant and U.S. Stock Transfer Corporation (incorporated by
                        reference to Exhibit 3 to the Registration Statement on Form
                        8-A filed by the Registrant on August 2, 2000).

 5.1                    Opinion of Charles H. McCrea, Sr., Esq.

 23.1                   Consent of Deloitte & Touche LLP, independent auditors

 23.2                   Consent of Charles H. McCrea, Sr., Esq. (included in Exhibit
                        5.1).

 24.1                   Power of Attorney (included on signature page).